FIFTH AMENDMENT TO SECURITY AGREEMENT



         THIS FIFTH AMENDMENT TO SECURITY AGREEMENT (the "Fifth Amendment"), dated as of March 1, 1996, is made by and between

         CONSO PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of South Carolina (the "Borrower"); and

         NATIONSBANK,   N.A.,  a  national  banking  association  organized  and
existing under the laws of the United States (the "Bank").


RECITALS:

         A. The Borrower and the Bank entered into that certain Security Agreement, dated May 6, 1994, as amended December 1, 1994, February 10, 1995, June 13, 1995 and November 1, 1995 (the "Security Agreement").

         B. The Borrower and the Bank have agreed to modify and amend the Security Agreement as set forth herein.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Recital A of the Security Agreement is hereby amended in its entirety so that such Recital now reads as follows:

                           A. The Bank has agreed to extend a  revolving  credit
                  and term facility to the Borrower and British Trimmings Limited pursuant to the terms and conditions of a Loan Agreement, dated May 6, 1994, as amended December 1, 1994, February 10, 1995, June 13, 1995, November 1, 1995, December 1, 1995 and March 1, 1996, by and between the Borrower and the Bank (the "Loan Agreement") and other documents executed now or hereafter in connection therewith including, without limitation, promissory notes, guaranty agreements and letter of credit applications (hereinafter the Loan Agreement and all other documents executed now or hereafter in connection therewith shall be collectively referred to as the "Loan Documents").

         2. Except as hereby modified, all the terms and provisions of the Security Agreement remain in full force and effect.

         3. The Borrower will execute such additional documents as are reasonably requested by the Bank to reflect the terms and conditions of this Fifth Amendment and will cause to be delivered

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such certificates, legal opinions and other documents as are reasonably required by the Bank.

         4. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Fifth Amendment to produce or account for more than one counterpart.

         5. This Fifth Amendment and all other documents executed pursuant to the transactions contemplated herein shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina.



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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Fourth
Amendment to be executed by their fully authorized officers as of the day and year first above written.


                             CONSO PRODUCTS COMPANY
ATTEST:

By (Signature of Konstance J.K. Findlay appears here)  By (Signature of J. Cary Findlay appears here)

Title VP Business/Dev.                                 Title Chairman

         (Corporate Seal)


                              NATIONSBANK, N.A.

                              By (Signature of William A. Serenius appears here) William A. Serenius,
                              Senior Vice President




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